                                                                    EXHIBIT 4.24


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE"ACT") OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.


CONVERTIBLE DEBENTURE


        FOR VALUE RECEIVED, PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation (hereinafter called the "BORROWER" or "COMPANY"), hereby promises to pay to the order of LINCOLN VENTURES, LLC, an Arizona Limited Liability Company or registered assigns (the "HOLDER") the sum of Five Hundred Seventy-Five Thousand Dollars ($575,000), on June 10, 2004 (the "MATURITY DATE"), and to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) per annum from June 10, 2002 (the "ISSUE DATE") until the same becomes due and payable, whether at maturity or upon acceleration or otherwise. Any amount of principal or interest on this Convertible Debenture ("the Debenture") which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid ("DEFAULT INTEREST"). Interest shall commence accruing on the Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable monthly, in cash or, to the extent not yet paid, at maturity or upon acceleration in accordance with the terms hereof. All payments due hereunder (to the extent not converted into Common Stock, par value $0.00001 per share, of the Borrower (the "COMMON STOCK") in accordance with the terms hereof) shall be made in lawful money of the United States of America provided that, to the extent that any accrued interest has not been paid when due, at the option of the Holder, in whole or in part, such accrued and unpaid interest may, upon written notice to the Borrower, be added to the principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. Except as otherwise expressly provided herein, this Debenture may not be prepaid by the Borrower. As used in this Debenture, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated June 10, 2002, pursuant to which this Debenture was originally issued (the "PURCHASE AGREEMENT"). For purposes hereof, the term "Debentures" shall be deemed to refer to this Debenture, all other convertible debentures issued pursuant to the Purchase Agreement and all convertible debentures issued in replacement hereof or thereof or otherwise with respect hereto or thereto.

        The following terms shall apply to this Debenture:


                                   ARTICLE I.
CONVERSION RIGHTS

        1.1 CONVERSION RIGHT.

        (a) CONVERSION TIMING AND AMOUNT. Subject to the limitations on conversion contained herein, the Holder shall have the right from time to time, and at any time on or after July 1, 2002 and on or prior to the earlier of (i) the Maturity Date and (ii) the date of payment of the Default Amount (as defined in Article III) pursuant to Article III or Section 1.6 hereof, to convert all or any part of the outstanding and unpaid principal amount of this Debenture into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 1.2 below) determined as provided herein (a "CONVERSION");

        (b) LIMITATION ON CONVERSION. Notwithstanding the above, in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures, the unexercised Warrants or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (the "4.99% LIMITATION"). For purposes of the proviso to the immediately preceding sentence, (i) beneficial ownership shall be determined by the Holder in accordance with
Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso to the immediately preceding sentence, and PROVIDED THAT the 4.99% Limitation shall be conclusively satisfied if the applicable Notice of Conversion includes a signed representation by the Holder that the issuance of the shares in such Notice of Conversion will not violate the 4.99% Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

        The parties agree that, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an "Offer"), then "4.99%" shall be automatically revised immediately after such offer to read "9.99%" each place it occurs in the first paragraph of this Section 1(b) above. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer.

        (c) CALCULATION OF CONVERSION AMOUNT. The number of shares of Common Stock to be issued upon each conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price. The term "CONVERSION AMOUNT" means, with respect to any conversion of this Debenture, the sum of (1) the principal amount of this Debenture to be converted in such conversion, PLUS (2) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the Conversion Date (as defined in Section 1.4 hereof), PLUS (3) Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2), PLUS
(4) at the Holder's option, any amounts owed to the Holder pursuant to Sections
1.3 and 1.4 hereof or pursuant to Section 2 of that certain Registration Rights Agreement, dated as of June 10, 2002, executed in connection with the initial issuance of this Debenture and the other Debentures issued on the Issue Date (the "REGISTRATION RIGHTS AGREEMENT").

        1.2 CONVERSION PRICE.

        (a) INITIAL CONVERSION PRICE. Subject to the provisions of Section 1.5 below, the "CONVERSION PRICE" shall initially equal $0.08616 (the "INITIAL CONVERSION PRICE") (subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events).

        (b) RESETS OF CONVERSION PRICE. In the event that the Market Price determined on any Reset Date (as defined herein) (each, a "RESET DATE MARKET PRICE") is less than the lesser of (i) the Initial Conversion Price or (ii) the lowest Reset Date Market Price for any prior Reset Date (if any)(the lesser of (i) and (ii) immediately above being referred to herein as the "ADJUSTED CONVERSION PRICE"), then the Conversion Price shall, beginning on the Trading Day next following the applicable Reset Date and at all times thereafter (unless later reset under the terms of this Debenture), equal the Adjusted Conversion Price for that Reset Date, PROVIDED, HOWEVER, that (x) if the Registration Statement (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement has not been declared effective by the SEC prior to September 1, 2002 or (y) after September 1, 2002, such Registration Statement after its initial effectiveness lapses (a "LAPSE") in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) otherwise cannot be made thereunder, whether by reason of the Borrower's failure or inability to amend or supplement the prospectus (the "PROSPECTUS") included therein in accordance with the Registration Rights Agreement or otherwise, after such Registration Statement becomes effective (including, without limitation, during an Allowed Delay (as defined in Section 3(f) of the Registration Statement)(the date beginning on the first date of a Lapse and ending on the date on which the Holder is first notified in writing by the Borrower's counsel that sales of all of the Registrable Securities may again be made under the Prospectus shall be referred to as a "LAPSE PERIOD"), then the Conversion Price shall be reset to equal the lesser of (i) the Conversion Price then in effect, or (ii) (a) in the case of an event described in clause (x) of this proviso, the lowest Market Price on any day during the period beginning on September 1, 2002 and ending on the date on which the Registration

Statement is declared effective, or (b) in the case of an event described in clause (y) of this proviso, the lowest Market Price during the applicable Lapse Period. The Conversion Price (whether by reference to the Initial Conversion Price or an Adjusted Conversion Price) shall be subject to adjustment pursuant to the provisions of Section 1.5.

        (c) CERTAIN DEFINITIONS. For purposes hereof:

        The "VOLUME WEIGHTED AVERAGE PRICE" for any security as of any date means the volume weighted average sale price on the Over the Counter Electronic Bulletin Board (the "OTC-BB") as reported by, or as calculated based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Debentures and the Borrower ("BLOOMBERG") or, if the OTC-BB is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Volume Weighted Average Price is to be determined over a period of more than one trading day, then "Volume Weighted Average Price" for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for each business day during the period. If the volume weighted average price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Debentures being converted for which the calculation of the volume weighted average price is required in order to determine the Conversion Price of such Debentures.

        "TRADING DAY" shall mean any day on which the Common Sock is traded for any period on the OTC-BB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

        "RESET DATE" shall mean each three (3) month anniversary of the Issue Date hereof throughout the term of this Debenture, and, in addition shall mean the date that a registration statement covering the resale of shares of Common Stock issuable upon conversion of this Debenture is declared effective.

        "MARKET PRICE," as of any date, means (i) the Volume Weighted Average Price (as defined herein) of the Company's Common Stock during the ten (10) consecutive trading day period immediately preceding the date in question.

        "CLOSING PRICE," as of any date, means the last sale price of the Common Stock on the OTC BB as reported by Bloomberg or, or, if the OTC-BB is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, Inc., or if no last sale price of such security is available on the OTC-BB for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Borrower and the Holder.

        1.3 RESERVATION OF SHARES.

        (a) INCREASE AND MAINTENANCE OF AUTHORIZED AND RESERVED AMOUNT. The Borrower covenants that it has an aggregate of at least 200,000,000 shares of common stock authorized shares that it has reserved (the "INITIAL SHARE RESERVATION") from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least two times the initial principal amount of this Debenture, divided by Conversion Price in effect on the Issue Date of this Debenture, free from preemptive rights, to provide for the issuance of Common Stock upon the conversion of this Debenture. Borrower further covenants that, beginning on the Issue Date hereof, and continuing throughout the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares (the "RESERVED AMOUNT"), free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Debenture. The Reserved Amount shall be increased from time to time in accordance with the Borrower's obligations pursuant to
Section 4(h) of the Purchase Agreement. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debentures shall be convertible at the then applicable Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debentures.

        (b) INSTRUCTIONS TO TRANSFER AGENT. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Debenture and (ii) agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

        (c) CONVERSION FAILURE. If, at any time a Holder of this Debenture submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of Common Stock available to effect such conversion in accordance with the provisions of this Article I (a "CONVERSION FAILURE"), subject to Section 5.8, the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Debenture which the Holder included in its Notice of Conversion and which exceeds the amount which is then convertible into available shares of Common Stock (the "EXCESS AMOUNT") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common Stock are authorized and duly reserved for issuance by the Borrower to permit such conversion. The Borrower shall pay to the Holder payments ("CONVERSION FAILURE PAYMENTS") for a Conversion Failure in a dollar amount equal to:

               (A) a number of shares equal to the total outstanding principal amount plus accrued but unpaid interest of the Debenture at the time of the applicable Notice of Conversion, divided by the lowest Conversion Price in effect during the period beginning on and including the date of the Conversion Failure and ending on the date (the "AUTHORIZATION DATE") that the Borrower authorizes a sufficient number of shares of Common Stock to effect conversion of the full outstanding principal balance of this Debenture (a "CONVERSION FAILURE PERIOD"), multiplied by

               (B) the difference of:

                      (x) the highest Closing Price per share for the Company's Common Stock for any trading day during the applicable Conversion Failure Period,

                          minus

                      (y) the lowest Conversion Price per share in effect at any time during the Conversion Failure Period.


        The Borrower shall use its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Borrower or that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion of outstanding amount of this Debenture and (ii) a Conversion Failure. The Borrower shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date and the amount of the Holder's accrued Conversion Failure Payments.

        (d) PAYMENT OF ACCRUED CONVERSION FAILURE PAYMENTS. The accrued Conversion Failure Payments for each Conversion Failure Period shall be paid in cash on or before the fifth (5th) day following the last business day of the applicable Conversion Failure Period in which they have accrued, PROVIDED that, at the option of the Holder (by written notice to the Borrower), such payments shall be added to the principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture. Nothing herein shall limit the Holder's right to pursue actual damages (to the extent in excess of the Conversion Failure Payments) for the Borrower's failure to maintain a sufficient number of authorized shares of Common Stock, and the Holder shall have the right to pursue all remedies available at law or in equity (including a decree of specific performance and/or injunctive relief). Notwithstanding the above, if a particular Conversion Failure results in an Event of Default pursuant to Section 3.2, then the Conversion Failure Payment, for that Conversion Failure only, shall be considered to have been satisfied upon payment to the Holder of the Default Amount, in full, payable in accordance with Article III.

        1.4  METHOD OF CONVERSION.

        (a) MECHANICS OF CONVERSION. Subject to Section 1.1 and the other provisions of this Debenture, this Debenture may be converted by the Holder in whole or in part at any time and from time to time after the Issue Date, by (A) submitting to the Borrower a duly executed notice of conversion in the form attached hereto as Exhibit A ("NOTICE OF CONVERSION") by facsimile dispatched prior to Midnight, New York City time (the "CONVERSION NOTICE DEADLINE") on the date specified therein on the Conversion Date (as defined herein) (or by other means resulting in, or reasonably expected to result in, written notice to the Borrower on the date specified therein as the Conversion Date) to the office of the Borrower; which notice shall specify the principal amount of this Debenture to be converted, the applicable Conversion Price, and the number of shares of Common Stock issuable upon such conversion; and (B) subject to Section 1.4(b), surrendering this Debenture at the principal office of the Borrower.

        (b) SURRENDER OF DEBENTURE UPON CONVERSION. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Borrower unless the entire unpaid principal amount of this Debenture is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Debenture is converted as aforesaid, the Holder may not transfer this Debenture unless the Holder first physically surrenders this Debenture to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Debenture. The Holder and any assignee, by acceptance of this Debenture, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Debenture, the unpaid and unconverted principal amount of this Debenture represented by this Debenture may be less than the amount stated on the face hereof.

        (c) PAYMENT OF TAXES. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Debenture in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

        (d) LOST OR STOLEN DEBENTURES. Upon receipt by the Borrower of evidence of the loss, theft, destruction or mutilation of this Debenture, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Borrower, and upon surrender and cancellation of this Debenture, if mutilated, the Borrower shall execute and deliver a new Debenture of like tenor and date.

        (e) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon submission of a Notice of Conversion, the Borrower shall, within three business days after the Conversion Date (the "DELIVERY PERIOD"), issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof and the Purchase Agreement to or upon the order of the Holder that number of shares of Common Stock for the portion of this Debenture converted as shall be determined in accordance herewith.

        (f) DELIVERY FAILURE. In addition to any other remedies available to the Holder, including actual damages and/or equitable relief, in the event that the Borrower fails to deliver to the Holder Common Stock (a "DELIVERY FAILURE") issuable upon conversion of this Debenture pursuant to the Notice of Conversion by the date that is a two-day grace period following the Delivery Period, the Borrower shall pay to the Holder an amount ("DELIVERY FAILURE PAYMENTS") for a Delivery Failure in a dollar amount equal to:

               (A) a number of shares equal to the total outstanding principal amount and any accrued but unpaid interest of the Debentures at the time of the applicable Notice of Conversion, divided by the lowest Conversion Price in effect during the period beginning on and including the date of the Delivery Failure and ending on the date (the "DELIVERY DATE") that the Borrower delivers to the Holder all of the Common Stock issuable upon conversion of this Debenture pursuant to the Notice of Conversion (a "DELIVERY FAILURE PERIOD"),

               multiplied by

               (B) the difference of:

               (x) the highest Closing Price per share for the Company's Common Stock for any trading day during the applicable Delivery Failure Period,

                  minus

               (y) the lowest Conversion Price per share in effect at any time during the applicable Delivery Failure Period.

        (g) PAYMENT OF ACCRUED DELIVERY FAILURE PAYMENTS. The accrued Delivery Failure Payments for each Delivery Failure Period shall be paid in cash on or before the fifth (5th) day following the last business day of the Delivery Failure Period in which they have accrued, PROVIDED that, at the option of the Holder (by written notice to the Borrower), such payments shall be added to the principal amount of this Debenture, in which event interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture; PROVIDED, HOWEVER, in the event of a failure by the Borrower to deliver shares upon conversion as a result of a Conversion Failure, the Holder shall not be entitled to receive Delivery Failure Payments but shall be entitled to receive Conversion Failure Payments in accordance with

Section 1.3. Notwithstanding the above, if a particular Delivery Failure results in an Event of Default pursuant to Section 3.2, then the Delivery Failure Payment, for that Delivery Failure only, shall be considered to have been satisfied upon payment to the Holder of the Default Amount, in full, payable in accordance with Article III.

        (h) DELIVERY OF ELECTRONIC SHARES. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Borrower's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon written request of the Holder and its compliance with the provisions contained in
Section 1.1 and in this Section 1.4, the Borrower shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described in the immediately preceding paragraph shall apply to the electronic transmittals described herein.

        (i) OBLIGATION OF BORROWER TO DELIVER COMMON STOCK. Upon receipt by the Borrower of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and, unless the Borrower defaults on its obligations hereunder, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.

        (j) NO FRACTIONAL SHARES. If any conversion of this Debenture would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of this Debenture shall be the next higher number of shares.

        (k) CONVERSION DATE. The "CONVERSION DATE" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Borrower or its Transfer Agent before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the first business day after the date so specified (provided that the Notice of Conversion is actually received by the Borrower or its Transfer Agent on such business day). The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date and all rights with respect to this Debenture (or portion thereof) surrendered shall forthwith terminate except the rights set forth in Sections 1.4(f) and Section 1.7 hereof.

        1.5  EFFECT OF CERTAIN EVENTS.

        (a) EFFECT OF MERGER, CONSOLIDATION, ETC. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the Borrower with or into any other Person (as defined herein) or Persons when the Borrower is not the survivor shall, at the Holder's option, either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Borrower shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.5(b) hereof. "PERSON" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

        (b) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time when this Debenture is issued and outstanding and prior to conversion of all of the Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower (each, a "CHANGE OF CONTROL TRANSACTION"), then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debenture been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein, including but not limited to without regard to the 4.99% Limitation), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not effect any transaction described in this Section 1.5(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) business days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debenture) and (b) the resulting successor or acquiring entity (if not the Borrower) and, if an entity different from the successor or acquiring entity, the entity whose capital stock or assets the holders of Common Stock are entitled to receive as a result of such Change of Control Transaction, assumes by written instrument the obligations of this Debenture, including this Section 1.5(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

        (c) ADJUSTMENT DUE TO DISTRIBUTION. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off) (a "DISTRIBUTION"), then the Holder of this Debenture shall be entitled, upon any conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

        (d) PURCHASE RIGHTS. If, at any time when any Debentures are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock, then the Holder of this Debenture will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

        (e) ADDITIONAL ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price shall be subject to adjustment from time to time as provided in this Section 1.5(e).

               (i) ADJUSTMENT OF CONVERSION PRICE. If, and whenever on or after the date of issuance of this Debenture, the Borrower issues or sells any shares of Common Stock for no consideration or for a consideration per share less than the Conversion Price then in effect, or issues any convertible securities, warrants (other than those issuable to the Holder), options (including but not limited to employee stock options), equity line type offerings or other underwritten offerings, or any other type of security that is convertible or exchangeable into common stock at a rate or price that is less than the Conversion Price then in effect, or carries with it the right to receive additional shares of Common Stock at a later date, such that the average price per share for such shares of Common Stock is less than the Conversion Price then in effect, then the Conversion Price shall immediately be reduced to equal the price per share of such other Common Stock, options, or other securities.

               (ii) SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Borrower at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Borrower at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

        (f) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this
Section 1.5, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment,
(ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debenture.

        1.6 [INTENTIONALLY LEFT BLANK].

        1.7 STATUS AS SHAREHOLDER. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Borrower to comply with the terms of this Debenture. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the deadline with respect to a conversion of any portion of this Debenture for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Borrower) the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture and the Borrower shall, as soon as practicable, return such unconverted Debenture to the Holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of this Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, the right to receive Conversion Failure Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Failure and any subsequent Conversion Failure) for the Borrower's failure to convert this Debenture.

                                   ARTICLE II.
                                CERTAIN COVENANTS

        2.1 DISTRIBUTIONS ON CAPITAL STOCK. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock.

        2.2 RESTRICTION ON STOCK REPURCHASES. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares, except for any such repurchases made by the Borrower in connection with the termination of employment of any of its employees, PROVIDED that such repurchases are (i) made at no greater than the Market Price of such shares of capital stock and (ii) approved by a majority of the Borrower's disinterested directors.

        2.3 BORROWINGS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed the Holder in writing prior to the date hereof, (b) indebtedness to trade creditors incurred in the ordinary course of business, (c) borrowings, the proceeds of which shall be used to repay this Debenture, or (d) asset-based borrowings involving accounts receivable or inventory financing or leaseholds.

        2.3 ADVANCES AND LOANS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed the Holder in writing prior to the date hereof, (b) made in the ordinary course of business, as determined by a majority of the Borrower's disinterested directors or (c) relating to (i) the recruitment or retention of employees or (ii) transactions with joint venture partners or subsidiaries, provided that such loans, credits or advances referred to in (i) and (ii) are approved by a majority of the Borrower's disinterested directors.

        2.4 CONTINGENT LIABILITIES. So long as the Borrower shall have any obligation under this Debenture, the Company shall not without the Holder's written consent, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed the Holder in writing prior to the date hereof, (b) made in the ordinary course of business, as determined by a majority of the Borrower's disinterested directors or (c) relating to (i) the recruitment or retention of employees or (ii) transactions with joint venture partners or subsidiaries, provided that such assumptions, guarantees, endorsements and contingencies referred to in (i) and (ii) are approved by a majority of the Borrower's disinterested directors.


                                  ARTICLE III.
                                EVENTS OF DEFAULT

        Each of the following events shall be considered to be an "EVENT OF DEFAULT", unless waived by the Holder:

        3.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails to pay the principal hereof or interest thereon when due on this Debenture, whether at maturity, upon mandatory prepayment, upon acceleration or otherwise;

        3.2 CONVERSION AND THE SHARES. The Borrower (a) fails to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (for a period of at least sixty (60) days, if such failure is a Conversion Failure solely as a result of a shortage of authorized shares and the Borrower is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable or for a period of at least thirty (30) days if such failure is a Delivery Failure under Section 1.4(f) and is not as a result of a shortage of authorized shares), (b) at any time, the Company announces or states in writing that it will not honor its obligations to issue shares of Common Stock to the Holder upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, (c) fails to transfer or cause its transfer agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture or the Registration Rights Agreement, or (d) fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Purchase Agreement or the Registration Rights Agreement (or makes any announcement or written statement that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement or written statement not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Borrower shall have been notified thereof in writing by the Holder;

        3.3 FAILURE TO EFFECT REGISTRATION. The Borrower fails to file with the Securities and Exchange Commission on or before July 1, 2002 the Registration Statement(s) (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to obtain effectiveness with the Securities and Exchange Commission prior to September 1, 2002 of the Registration Statement(s) (as defined in the Registration Rights Agreement) required to be filed pursuant to Section 2(a) of the Registration Rights Agreement, or fails to obtain the effectiveness of any additional Registration Statement (required to be filed pursuant to Section 3(b) of the Registration Rights Agreement) within 60 days after the Registration Trigger Date (as defined in the Registration Rights Agreement), or as promptly as practicable in the event the Company is required to increase its authorized shares, or any such Registration Statement, after its initial effectiveness and during the Registration Period (as defined in the Registration Rights Agreement), lapses in effect or sales of all of the Registrable Securities (as defined in the Registration Rights Agreement) cannot otherwise be made thereunder (whether by reason of the Borrower's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement, the Borrower's failure to file and obtain effectiveness with the SEC of an additional Registration Statement required pursuant to Section 3(b) of the Registration Rights Agreement or otherwise) for more than twenty (20) consecutive days or sixty (60) days in any twelve month period after such Registration Statement becomes effective;

        3.4 BREACH OF COVENANTS. The Borrower breaches any material covenant or other material term or condition contained in Article II hereof or in Sections 1.3, 1.4 or 1.5 of this Debenture, or Sections 4(b), 4(c), 4(d), 4(e), 4(h), 4(i), 4(j), 4(k), 4(l), 4(m) or 5 of the Purchase Agreement and such breach continues for a period of ten (10) business days after written notice thereof to the Borrower from the Holder;

        3.5 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto (including, without limitation, pursuant to the Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which has a material adverse effect on the rights of the Holder with respect to this Debenture, the Purchase Agreement or the Registration Rights Agreement;

        3.6 RECEIVER OR TRUSTEE. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

        3.7 JUDGMENTS. Any money judgment, writ or similar process shall be entered or filed by a court against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $1,000,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

        3.8 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any "significant subsidiary" (as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) of the Borrower;

        3.9 DELISTING OF COMMON STOCK. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the NNM, the Nasdaq Small Cap, the NYSE, OTC-BB or the AMEX;

        3.10 DEFAULT UNDER OTHER DEBENTURES. An Event of Default has occurred and is continuing under any of the other Debentures issued pursuant to the Purchase Agreement or under any of the warrants ("WARRANTS") issued pursuant to the Purchase Agreement;

        3.11 FAILURE TO AUTHORIZE AND RESERVE COMMON STOCK. The Borrower shall fail to authorize and reserve, and maintain authorized and reserved, shares of Common Stock as required under Section 1.3 hereof; or

        3.12 ACCEPTANCE OF A TENDER OFFER BY THE BORROWER. The Borrower shall accept a tender offer ("TENDER OFFER") from any person or entity to acquire fifty percent (50%) or more of the Borrower's shares of Common Stock.

If any Events of Default shall occur then, unless waived by the Holder, upon the occurrence and during the continuation of any Event of Default specified in
Section 3.1, 3.2, 3.3, 3.4, 3.5, 3.7, 3.9, 3.10, 3.11 or 3.12, at the option of the Holder, such option exercisable through the delivery of written notice to the Borrower by such Holders (the "DEFAULT NOTICE"), or upon the occurrence of an Event of Default specified in Section 3.6 or 3.8, the Debentures shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of:

         (i) 115% TIMES the SUM of

               (w) the then outstanding principal amount of this Debenture, PLUS

               (x) all accrued and unpaid interest thereon for the period beginning on the Issue Date and ending on the date of payment of the Default Amount (the "DEFAULT PAYMENT DATE"), PLUS

               (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x), PLUS

               (z) any amounts owed to the Holder pursuant to Section 2(c) of the Registration Rights Agreement

               (the then outstanding principal amount of this Debenture to the date of payment PLUS the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "DEFAULT SUM"),

               or

        (ii) the Parity Value of the Default Sum to be prepaid, where "PARITY VALUE" means

        (a) the highest number of shares of Common Stock issuable upon conversion of such Default Sum in accordance with Article I (without giving any effect to any limitation on conversion of the Debenture contained herein, including but not limited to the 4.99% Limitation) calculated as follows: the Default Sum divided by the lowest Conversion Price in effect at any time after the Holder delivers a Default Notice to the Borrower, through the date that the Borrower pays the Default Amount,

        MULTIPLIED BY

               (b) the highest Closing Price (as defined herein) for the Common Stock during the period beginning on the date of first occurrence of the Event of Default (provided that, with respect to a Conversion Failure or Delivery Failure that has resulted in an Event of Default under this Article III, such period shall begin on the date of the applicable Notice of Conversion) and ending one day prior to the Default Payment Date.

        The greater of (i) and (ii) immediately above is referred to herein as the "DEFAULT AMOUNT". The Conversion Price shall continue to be reset and adjusted in accordance with the terms of this Debenture notwithstanding a Default, up until the Default Amount is paid to the Holder in full. The Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

        If the Borrower fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable (the "Default Amount Due Date"), then the Holder shall have the right at any time, so long as the Borrower remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Borrower, upon written notice (which may be given one or more times, from time to time anytime after the Default Amount Due Date), to immediately issue, in lieu of all or any specified portion (the "Specified Portion") of the unpaid portion (the "Unpaid Portion") of the Default Amount, a number of shares (the "Default Shares") of Common Stock of the Borrower, subject to the 9.99% Limitation, equal to the Specified Portion of the Default Amount divided by the Conversion Price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses.

        The Holder shall not be entitled to receive Default Shares on a given date if and to the extent that such issuance would cause the 9.99% Amount, as defined below, to be exceeded (the "9.99% LIMITATION"). If and to the extent that the issuance of Default Shares with respect to a given Specified Portion would result in the a violation of the 9.99% Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares to be issued to equal the 9.99% Amount, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

        For purposes hereof, "9.99% Amount" shall mean a number of Default Shares to be issued with respect to a particular Specified Portion of the Default Amount which would, when aggregated with all other shares of Common Stock held by the Holder and its affiliates at the time of such issuance, result in beneficial ownership by the Holder and its affiliates of exactly 9.99% of the outstanding shares of Common Stock of the Borrower, with beneficial ownership being determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and Regulations 13D-G thereunder, PROVIDED THAT the 9.99% Limitation shall be conclusively satisfied if the Holder provides a signed representation that the issuance of the applicable shares will not violate the 9.99% Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.


ARTICLE IV.
                                COLLATERALIZATION

        As security for the repayment of the principal, all accrued and unpaid interest and all other payments that are or become due pursuant to this Debenture, the Borrower does hereby grant, pledge, transfer, sell, assign, convey and deliver to the Holder, and do grant to the Holder a security interest in, all of the right, title and interest of such Borrower, in, to and under the following (hereinafter collectively referred to as the "Collateral"): All of the Borrower's patents, trademarks and other intellectual property, including but not limited to those set forth on Schedule A annexed hereto (collectively, the "INTELLECTUAL PROPERTY").

The Holder's lien on the Collateral shall be junior to the "Existing Liens" described on Schedule B annexed hereto. Concurrently herewith, the Company is granting additional liens on its Intellectual Property in an amount not to exceed $200,000 (the "Pari Passu Liens") detailed in Schedule B annexed hereto. Any lien that the BUYER obtains on such Intellectual Property by virtue of this Debenture shall be in pari passu with the Pari Passu Liens.

        Except as otherwise set forth on Schedule B annexed hereto, the Borrower hereby represents that the Holder has a senior lien on the Collateral, and agrees not to grant any liens on the Collateral that are either senior to, or in parity with, the Holder's lien. The Borrower agrees to take all necessary actions to assist the Holder in perfecting the Holder's lien on each piece of Collateral within fifteen (15) days of the date hereof, including but not limiting to signing and delivering the appropriate forms.

ARTICLE V.
                                  MISCELLANEOUS

           5.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

           5.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be PATRIOT SCIENTIFIC CORPORATION, 10989 Via Frontera, San Diego, CA 92127, Telephone:
(858) 674-5000, Facsimile: (858) 674-5005. Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

           5.3 AMENDMENTS. Except as otherwise expressly provided herein, this Debenture and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term "Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

           5.4 ASSIGNABILITY. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

           5.5 COST OF COLLECTION. If default is made in the payment of this Debenture, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

           5.6 GOVERNING LAW; ARBITRATION. This Debenture shall be governed by and construed in accordance with the internal laws of the State of New York. Any controversy or claim arising out of or related to this Debenture or the breach thereof, shall be settled by binding arbitration in New York, NY in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A proceeding shall be commenced upon written demand by Company or the Holder to the other. The arbitrator(s) shall enter a judgment by default against any party, which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of the parties' respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in New York, NY or to the United States District Court sitting in New York for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55. With respect to any arbitration proceeding in accordance with this section, the prevailing party's reasonable attorney's fees and expenses shall be borne by the non-prevailing party.

        Although the parties, as expressed above, agree that all claims, including claims that are equitable in nature, for example specific performance, shall initially be prosecuted in the binding arbitration procedure outlined above, if the arbitration panel dismisses or otherwise fails to entertain any or all of the equitable claims asserted by reason of the fact that it lacks jurisdiction, power and/or authority to consider such claims and/or direct the remedy requested, then, in only that event, will the parties have the right to initiate litigation respecting such equitable claims or remedies. The forum for such equitable relief shall be in either a state or federal court sitting in New York, NY. Each party waives any right to a trial by jury, assuming such right exists in an equitable proceeding, and irrevocably submits to the jurisdiction of said New York court. New York law shall govern both the proceeding as well as the interpretation and construction of the Debenture and the transaction as a whole.

        5.7 CERTAIN AMOUNTS. Whenever pursuant to this Debenture the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.



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

        5.8 ALLOCATIONS OF AND RESERVED AMOUNT. The Reserved Amount shall be allocated pro rata among the holders of Debentures based on the principal amount of such Debentures issued to the Holder. Each increase to the Reserved Amount shall be allocated pro rata among the holders of Debentures based on the principal amount of such Debentures held by the Holder at the time of the increase in the Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such Holder's Debentures, each transferee shall be allocated a pro rata portion of such transferor's Reserved Amount. Any portion of the Reserved Amount which remains allocated to any person or entity which does not hold any Debentures shall be allocated to the remaining Holders of Debentures, pro rata based on the principal amount of such Debentures then held by such Holders.

        5.9 DAMAGES SHARES. The shares of Common Stock that may be issuable to the Holder pursuant to Sections 1.3 and 1.4 hereof and pursuant to Section 2 of the Registration Rights Agreement ("DAMAGES SHARES") shall be treated as Common Stock issuable upon conversion of this Debenture for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder, including without limitation, the right to be included in the Registration Statement filed pursuant to the Registration Rights Agreement. For purposes of calculating interest payable on the outstanding principal amount hereof, except as otherwise provided herein, amounts convertible into Damages Shares ("DAMAGES AMOUNTS") shall not bear interest but must be converted prior to the conversion of any outstanding principal amount hereof, until the outstanding Damages Amounts is zero.

        5.10 DENOMINATIONS. At the request of the Holder, upon surrender of this Debenture, the Borrower shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations as the Holder shall request.

        5.11 PURCHASE AGREEMENT. By its acceptance of this Debenture, the Holder agrees to be bound by the applicable terms of the Purchase Agreement.

        5.12 NOTICE OF CORPORATE EVENTS. Except as otherwise provided in this Debenture, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 5.12.

        5.13 REMEDIES. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Debenture, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of this Debenture and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

        IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this 10th day of June, 2002.


                                        BORROWER:
                                        PATRIOT SCIENTIFIC CORPORATION


                                        By:     /S/ LOWELL W. GIFFHORN
                                           -------------------------------------
                                        Print Name:   Lowell W. Giffhorn
                                                   -----------------------------
                                        Title:    Exec. V.P. and CFO
                                              ----------------------------------

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debentures)

        The undersigned hereby irrevocably elects to convert $__________ principal amount of the Debenture (defined herein) into shares of common stock, par value $____ per share ("Common Stock"), of PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation (the "BORROWER") according to the conditions of the convertible debentures of the Borrower dated as of June 10, 2002 (the "DEBENTURES"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

        The Borrower shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC TRANSFER").

         Name of DTC Prime Broker:______________________________
         Account Number:________________________________________

         In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Borrower issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

         Name: _________________________________________________

         Address: _______________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Debentures shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

                Date of Conversion:_____________________________________
                Applicable Conversion Price:____________________________
                Number of Shares of Common _____________________________
                Stock to be Issued Pursuant to (i): ____________________

                Conversion of the Debentures:_______________________
                (ii) Conversion of Conversion Failure Payments, Delivery Failure Payments and/or payments pursuant to Section 2(c) of the Registration Rights Agreement: ________________________________
                Signature: _____________________________________________________
                Name: __________________________________________________________
                Address: _______________________________________________________

               Subject to Section 1.4(b) of the Debenture(s), the Borrower is not required to issue shares of Common Stock until the original Debenture(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Borrower or its Transfer Agent. The Borrower shall issue and deliver shares of Common Stock to an overnight courier not later than two business days following receipt of the original Debenture(s) to be converted, and shall make payments pursuant to the Debentures for the number of business days such issuance and delivery is late.



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